                                                              Exhibit (a)(1)(B)

                              ELECTION TO EXCHANGE


To:  Tucows Inc.
     96 Mowat Avenue
     Toronto, ON M6K 3M1
     Canada
     Attention: Brenda Lazare
     Facsimile: (416) 531-1257

     I have received and read the offer to exchange dated November 28, 2001 and this election to exchange form.

     Subject to the terms and conditions of the offer, I understand that I may elect to exchange my options to purchase shares of common stock, no par value per share, of Tucows that have an exercise price of $2.21 per share or more in exchange for new options to purchase shares of Tucows common stock.

     I understand and acknowledge that:

     o Tucows' acceptance of the eligible options I have elected to exchange in the offer will constitute a binding agreement between Tucows and me upon the terms and subject to the conditions of the offer and this election form. Upon Tucows' acceptance of the eligible options I have elected to exchange in the offer, the eligible options will be canceled, and I will have no right to purchase stock under the terms and conditions of the canceled options after the date of Tucows' acceptance. All new options will be subject to the terms and conditions of Tucows amended and restated 1996 equity compensation plan and a new stock option agreement between Tucows and me. I will receive a copy of the new stock option agreement when the new options are granted;

     o under the circumstances described in the offer to exchange, Tucows may terminate or amend the offer and postpone its acceptance and cancellation of any options elected for exchange. If the offer is terminated, the eligible options that I have elected to exchange will not be accepted and will remain unchanged and stock option agreements will be returned to me;

     o the new options will not be granted until on or promptly after the first trading day that is at least six months and one day after the date Tucows accepts and cancels the eligible options tendered for exchange;

     o the exercise price of the new options will be equal to the closing price of Tucows common stock on the OTC Bulletin Board maintained by Nasdaq or any other securities quotation system or exchange on which Tucows common stock is then quoted or listed on the replacement grant date. The exercise price may be higher than the exercise price of the eligible options that I elect to exchange in the offer;

     o the new options will be subject to a vesting schedule designed to approximate the vesting schedule of the options that I tender for exchange;

     o if there is a merger, acquisition or similar transaction, Tucows may terminate my right to receive new options in exchange for my tendered options. If my right to receive new options in exchange for the tendered options is terminated because of a merger, acquisition or similar transaction, I will not receive options to purchase securities of the acquiror or any other consideration for my tendered options;

     o to receive the new options, I must remain an employee of Tucows or one of its subsidiaries from the date I elect to exchange eligible options through the replacement grant date. If I am not an employee of Tucows or one of its subsidiaries on the replacement grant date, I will not receive any new options or any other consideration for the eligible options that I elect to exchange and that are accepted for exchange;

     o all options that I choose not to tender for exchange or that are not accepted for exchange, shall remain outstanding and retain their current exercise price and vesting schedule;

     o if I attempt to tender options for part of a specific grant, but not all outstanding options for that grant, my tender of that entire grant will be rejected. If I attempt to tender some of my options, but do not include all of the options granted to me after June 28, 2001, including options with an exercise price below $2.21, my entire tender will be rejected; and

     o Tucows has advised me to consult with my own advisors as to the consequences of participating or not participating in the offer.

                              ELECTION TO EXCHANGE

     Subject to the terms and conditions of the offer to exchange and this election form, I hereby elect to exchange the following eligible options:

     ------------------------------------------------------------------------------------------------
                                                                               TOTAL NUMBER
               DATE OF ELIGIBLE               EXERCISE PRICE              OF OUTSTANDING OPTIONS
               OPTION GRANT(1)          OF OPTIONS SUBJECT TO GRANT        SUBJECT TO GRANT(2)
     ------------------------------------------------------------------------------------------------
       1
     ------------------------------------------------------------------------------------------------
       2
     ------------------------------------------------------------------------------------------------
       3
     ------------------------------------------------------------------------------------------------
       4
     ------------------------------------------------------------------------------------------------
       5
     ------------------------------------------------------------------------------------------------

-----------------------------------

(1) List each eligible option grant on a separate line even if more than one eligible option was granted on the same grant date. If additional space is needed, please attach a separate schedule containing the information in the table.

(2) Provide the total number of shares for which the option remains outstanding (i.e., the total number of shares for which the option has not been exercised) in this column. For each grant you specify, you must elect to exchange all options covered under the grant, excluding those already exercised. Partial elections will not be accepted.

     You must complete and sign the following exactly as your name appears on the stock option agreement(s) evidencing the eligible options you are electing to exchange.


                                            Date:                      , 2001
------------------------------------              --------------------
Signature of Option Holder


------------------------------------
Print Name

     By signing and returning the election form, I represent and warrant to
Tucows:

     o I have full power and authority to elect to exchange the eligible options elected for exchange. When the eligible options are accepted for exchange by Tucows, they will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer of them, other than under the applicable stock option agreement(s). The eligible options will not be subject to any adverse claims.

     o upon request, I will execute and deliver any additional documents determined by Tucows to be necessary or desirable to complete the exchange of the eligible options I am electing to exchange.

     When you have completed, signed and dated the election form, detach and return pages 1-3, together with your original stock option agreement or agreements with respect to any eligible option grants that you elect to exchange, to the following address no later than December 28, 2001:

                                   Tucows Inc.
                                 96 Mowat Avenue
                               Toronto, ON M6K 3M1
                            Attention: Brenda Lazare
                            Facsimile: (416) 531-1257


                                      * * *

                                  INSTRUCTIONS

              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

     1. DELIVERY OF ELECTION FORM. You must deliver a properly completed and signed original or facsimile copy of this election form, together with your stock option agreement(s) with respect to any eligible option grants that you elect to exchange, to Tucows at the address on the front cover of this election form on or before December 28, 2001.

     THE METHOD BY WHICH YOU CAN DELIVER ANY REQUIRED DOCUMENT IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE MADE ONLY WHEN ACTUALLY RECEIVED BY TUCOWS. IF YOU ELECT TO DELIVER YOUR DOCUMENTS BY MAIL, WE RECOMMEND THAT YOU USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

     You may withdraw any eligible options you have elected to exchange at any time before December 28, 2001. If we extend the offer beyond that time, you may withdraw your eligible options at any time until the extended expiration of the offer.

     To withdraw eligible options you must deliver a written notice of withdrawal with the required information to Tucows while you still have the right to withdraw the eligible options you tendered. Withdrawals may not be rescinded, and once you have withdrawn your options you may not retender them.

     Tucows will not accept any alternative, conditional or contingent elections. By execution of this election form, you waive any right to receive any notice of the acceptance of your election, except as provided for in the offer to exchange.

     2. INADEQUATE SPACE. If you do not have enough space to provide the requested information, please provide any additional information on a separate schedule and attach it to your election form.

     3. ELECTION TO EXCHANGE. If you elect to exchange any eligible options, you must complete the table on page 3 of the election form by providing the following information for each eligible option grant that you elect to exchange: date of grant, exercise price and total number of shares which remain subject to the eligible option grant. You may elect to exchange all, some or none of your eligible options grants. You may not elect to exchange less than the entire outstanding portion of a particular eligible option grant. If you elect to exchange any eligible options, you must exchange all of the options granted to you after June 28, 2001, including options with an exercise price below $2.21, or your entire tender will be rejected.

     [For example, if you received one option to purchase 10,000 shares at $2.21 on June 6, 2000, of which you have exercised 2,500 options and a second option to purchase 10,000 shares at $1.50 on August 10, 2001 none of which have been exercised and you elect to exchange all your outstanding eligible options, you would complete the table as follows:]

        -------------------------------------------------------------------------------------------------
                                                                                   TOTAL NUMBER
                  DATE OF ELIGIBLE               EXERCISE PRICE                     OF SHARES
                    OPTION GRANT           OF OPTIONS SUBJECT TO GRANT           SUBJECT TO GRANT
        -------------------------------------------------------------------------------------------------
          1        June 6, 2000                      $2.21                              7,500
        -------------------------------------------------------------------------------------------------
          2        August 10, 2001                   $1.50                             10,000
        -------------------------------------------------------------------------------------------------
          3
        -------------------------------------------------------------------------------------------------
          4
        -------------------------------------------------------------------------------------------------
          5
        -------------------------------------------------------------------------------------------------


     4. SIGNATURES ON ELECTION TO EXCHANGE. This election form must be signed by the holder of the eligible options and the signature must correspond with the name as written on the face of the stock option agreement or agreements to which the eligible options are subject without alteration, enlargement or any change.

     5. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Please direct any questions or requests for assistance, as well as requests for additional copies of the offer to exchange or this election form to Brenda Lazare, by telephone at
(416) 538-5488 or by mail to Tucows Inc., 96 Mowat Avenue, Toronto ON M6K 3M1, Canada, Attention: Brenda Lazare or by email at blazare@tucows.com.

     6. IRREGULARITIES. Tucows will determine, in its discretion, all questions as to the form of documents and the validity, form, eligibility (including time of receipt), and acceptance of any election to exchange, and all questions as to the number of shares subject to eligible options or to be subject to new options. Tucows determination of these matters will be final and binding on all parties. Tucows reserves the right to reject any or all elections to exchange eligible options it determines does not comply with the conditions of the offer, not to be in proper form or the acceptance of which, in the opinion of Tucows' counsel, may be unlawful.

     Tucows also reserves the right to waive any of the conditions of the offer or any defect or irregularity in the election with respect to any particular eligible options or any particular option holder, and its interpretation of the terms of the offer (including these instructions) will be final and binding on all parties. No election to exchange eligible options will be considered to be properly made until all defects and irregularities have been cured by the option holder or waived by Tucows. Unless waived, any defects or irregularities with elections must be cured within such time as Tucows shall determine. Neither Tucows nor any other person is or will be obligated to give notice of any defects or irregularities in elections to exchange, and no person will incur any liability for failure to give any such notice.

     7. IMPORTANT TAX INFORMATION. You should refer to Section 13 of the offer to exchange beginning on page 29, which contains important tax information. Tucows advises you to consult with your tax adviser with respect to the tax consequences of electing to exchange your eligible options.

     SPECIAL CONSIDERATIONS MAY APPLY TO EMPLOYEES LOCATED OUTSIDE OF THE UNITED STATES OR CANADA. IN SOME COUNTRIES, THE APPLICATION OF LOCAL TAXATION RULES MAY HAVE AN IMPACT UPON THE RE-GRANT. IF YOU ARE AN EMPLOYEE BASED OUTSIDE OF THE UNITED STATES OR CANADA, WE RECOMMEND THAT YOU CONSULT WITH YOUR OWN TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES OF THE OFFER UNDER THE LAWS OF THE COUNTRY IN WHICH YOU LIVE AND WORK.


                                      * * *